Exhibit (a)(8)

     Tender Offer Instructions for Participants in Harcourt General, Inc.'s
                           Dividend Reinvestment Plan

     As a participant in the Harcourt General, Inc. Dividend Reinvestment
Plan (the "Plan"), we are requesting instructions from you with respect to the shares of Harcourt General Common Stock allocated to your Plan account maintained by Fleet National Bank's Boston Equiserve Division, Harcourt General's agent for the Plan. In order for you to tender the shares allocated to your Plan account, you must give your tender instructions to Citibank, N.A., which is acting as Depositary for the Offer to Purchase shares of Harcourt General Common Stock and Series A Cumulative Convertible Stock dated November 8, 2000 by REH Mergersub Inc. ("Purchaser"), a subsidiary of Reed Elsevier Inc.

     As described in Purchaser's Offer to Purchase previously sent to you, Harcourt General, Inc. (the "Company"), Purchaser and Reed Elsevier Inc. have entered into an Agreement and Plan of Merger dated October 27, 2000. Under the terms of this Agreement, Purchaser is offering to purchase for cash all outstanding shares of the Company's Common Stock at $59.00 per share and all of the outstanding shares of the Company's Series A Cumulative Convertible Stock at $77.29 per share.

     In order to tender the shares of the Company's Common Stock in your Dividend Reinvestment Plan account, please complete the enclosed Instruction Card and either mail it to Citibank in the return envelope provided, or fax the instructions to Citibank, N.A. at (212) 505-2248.

     If you are also the registered owner of any other shares of the Company's Common Stock or Series A Cumulative Convertible Stock, you should have received the Offer to Purchase and related documents in a separate mailing. All or a portion of these other shares may be tendered by completing and signing the Letter of Transmittal that was included in your package.

     The Company's Board of Directors has unanimously determined that the tender offer and the merger are fair to and in the best interests of the Company's stockholders and recommends that the Company's stockholders accept the offer and tender their shares.

     If you have any questions, or require additional assistance, please call MacKenzie Partners, Inc, the Information Agent for the Offer to Purchase, at
(800) 322-2885.

     PLEASE NOTE: THE OFFER EXPIRES AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY JANUARY 8, 2001, UNLESS THE OFFER IS EXTENDED.


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                              INSTRUCTION CARD FOR
                HARCOURT GENERAL, INC. DIVIDEND REINVESTMENT PLAN

To Citibank, N.A., as Depositary for the Offer to Purchase all outstanding shares of Harcourt General, Inc. Common Stock and Series A Cumulative Convertible Stock:

     I am a participant in the Harcourt General, Inc. Dividend Reinvestment Plan, and as such, I have received a copy of the November 8, 2000 Offer to Purchase for cash all outstanding shares of Common Stock and Series A Cumulative Convertible Stock of Harcourt General, Inc. at $59.00 per share for each share of Common Stock and $77.29 per share for each share of Series A Cumulative Convertible Stock by REH Mergersub Inc., a wholly owned subsidiary of Reed Elsevier Inc.

     I hereby direct you to instruct the Boston Equiserve Division of Fleet National Bank, the Company's Dividend Reinvestment agent, to tender all shares of Harcourt General, Inc. Common Stock held by said agent for my account on the date hereof and as may be allocated thereto from time to time pursuant to Harcourt General, Inc.'s Dividend Reinvestment Plan prior to the expiration of the above- referred Offer to Purchase.


                                                  -----------------------------
                                                  (Signature of Participant)

                                                  -----------------------------
                                                  (Signature of Participant)

                                                  If shares are held in joint
                                                  names, each co-owner must
                                                  sign.

                                                  -----------------------------
                                                  (Date)


                    PLEASE COMPLETE THE SUBSTITUTE W-9 BELOW


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                                  PAYER'S NAME: REH Mergersub Inc.
----------------------------------------------------------------------------------------------------
SUBSTITUTE             Part 1--PLEASE PROVIDE YOUR TIN IN THE             ________________________
Form W-9               BOX AT RIGHT AND CERTIFY BY SIGNING AND            Social Security Number(s)
                       DATING BELOW.                                                  OR
Department of the
Treasury Internal                                                          _______________________
Revenue Service                                                            Employer Identification
                                                                                  Number(s)
Payer's Request for
Taxpayer
Identification
Number ("TIN")
and Certifications     -----------------------------------------------------------------------------

                       Part 2-- Certification--Under Penalties of Perjury, I        Part 3--
                       certify that:                                              Awaiting TIN [ ]

                       (1)  The number shown on the form is my correct taxpayer
                            identification number (or I am waiting for a number
                            to be issued to me) and
                       (2)  I am not subject to backup withholding because: (a) --------------------
                            I am exempt from backup withholding, or (b) I have         Part 4 --
                            not been notified by the Internal Revenue Service     Exempt from backup
                            ("IRS") that I am subject to backup withholding as a   withholding [ ]
                            result of failure to report all interest or
                            dividends, or (c) the IRS has notified me that I am
                            no longer subject to backup withholding.
                       (3)  Any other information provided on this form is true,
                            correct and complete.
                       -----------------------------------------------------------------------------
                       Certification Instructions -- You must cross out item (2) in Part 2 above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                       Name _____________________________________________________________

                       Address __________________________________________________________
                                                    (Include zip code)

                       Signature _____________________________ Date _____________________

----------------------------------------------------------------------------------------------------
NOTE:    FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY
         IMPOSED BY THE IRS AND BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE
         TO YOU PURSUANT TO THE OFFER.

NOTE: YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU CHECKED THE BOX IN PART 3 OF THE SUBSTITUTE FORM W-9

----------------------------------------------------------------------------------------------------
                    CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable cash payments made to me thereafter will be withheld until I provide a taxpayer identification number to the payer and that, if I do not provide my taxpayer identification number within sixty days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature _____________________________________________          Date  _____________________________
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